Exhibit 99.0

For Immediate Release	Contact:	Leigh Manganaro
November 9, 2004		(973) 802-2132

PRUDENTIAL DECLARES ANNUAL DIVIDEND ON COMMON STOCK

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) announced today that its Board of Directors has declared an annual dividend for 2004 of $0.625 per share of Common Stock, payable on December 20, 2004, to shareholders of record at the close of business on November 23, 2004. The 2004 Common Stock dividend declared represents a 25 percent increase over the 2003 Common Stock dividend.

Prudential Financial companies, with approximately $470 billion in total assets under management as of September 30, 2004, serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the United States. These companies offer a variety of products and services, including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, banking and trust services, real estate brokerage franchises and relocation services. For more information, visit www.prudential.com.